UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2013

Circle Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 East 55th Street, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 1, 2013, the Audit Committee of the Board of Directors of Circle Entertainment Inc. (the "Company"), based on consultation with management, concluded that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as previously filed with the Securities and Exchange Commission ("SEC"), should no longer be relied upon as a correct statement of the Company’s financial condition as of December 31, 2012.

These audited consolidated financial statements for the fiscal year ended December 31, 2012 (the "2012 Audited Consolidated Financial Statements") should no longer be relied upon because the Company incorrectly classified and recorded the funds it received under the funding agreement from the Orlando transaction prior to December 31, 2012 as debt on the 2012 Audited Consolidated Financial Statements. The funds received by the Company under the funding agreement prior to December 31, 2012 should be classified and recorded on the 2012 Audited Consolidated Financial Statements as contributions of equity. The funding agreement is described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The Company will restate the 2012 Audited Consolidated Financial Statements. The Company will file an amended Annual Report on Form 10-K for the fiscal year ended December 31, 2012 to include such restated 2012 Audited Consolidated Financial Statements with the SEC as soon as practicable.

The estimated effect of the restatement is to reclassify the debt of $$3,981,616 as a like amount of contributions of equity.

In addition to the financial statement impacts of the restatement, management acknowledges the implications of the restatement on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. Based on the definition of "material weakness" in the Public Company Accounting Oversight Board’s Auditing Standard No. 5, "An Audit of Internal Control Over Financial Reporting That Is Integrated with an Audit of Financial Statements," the restatement of financial statements in prior filings with the SEC is a strong indicator of the existence of a "material weakness" in the design or operation of internal control over financial reporting. Accordingly, the Company has concluded that as of December 31, 2012 a material weakness existed due to the fact that the Company did not maintain effective controls over its accounting for funds it received under the funding agreement.

In addition, the Company has concluded that its disclosure controls and procedures were ineffective at December 31, 2012 because of this material weakness (as well as others cited in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012). If not remediated, this material weakness could result in further misstatements of annual or interim consolidated financial statements.

The Audit Committee and management have discussed these matters disclosed in this Current Report on Form 8-K with L.L. Bradford & Company, LLC, the Company’ independent registered public accounting firm.

As a result of the decision to restate the 2012 Audited Consolidated Financial Statements, the Company was informed by L.L. Bradford & Company, LLC in a letter dated May 2, 2013 that it was withdrawing its audit report on the 2012 Audited Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Such withdrawal is required by the standards of the Public Company Accounting Oversight Board (U.S.).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Circle Entertainment Inc.

May 2, 2013	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary